     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 13, 2000

                        Registration No. 333- ___________

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  VIRAGEN, INC.
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
        -----------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   59-2101668
        -----------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                         865 S.W. 78th Avenue, Suite 100
                              Plantation, FL 33324
                            Telephone (954) 233-8746
        -----------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:

          Gerald Smith                        James M. Schneider, Esq.
     Chairman of the Board             Atlas, Pearlman, Trop & Borkson, P.A.
         Viragen, Inc.                      350 East Las Olas Boulevard
 865 SW 78th Avenue, Suite 100                       Suite 1700
   Plantation, Florida 33324               Fort Lauderdale, Florida 33301
         (954) 233-8746                            (954) 763-1200
        -----------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

                                                                              Proposed
                        Title of each class of                       maximum aggregate offering
                      securities to be registered                            price (1)               Amount of registration fee
       ---------------------------------------------------------- --------------------------------- ------------------------------
       Common stock, $.01 par value per share                       $ 60,000,000                        $15,840
       ---------------------------------------------------------- --------------------------------- ------------------------------


(1) The maximum aggregate offering price of the common stock registered will not exceed $60,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated on the aggregate maximum offering price of the common stock. Also, the table does not specify information about the amount of shares to be registered or the proposed maximum offering price per share.

               Viragen, Inc. will amend this registration statement on the date or dates as may be necessary to delay its effective date until Viragen shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS PART, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              Subject to Completion

                              Dated March __, 2000

                                   Prospectus

                                  VIRAGEN, INC.

                                  $60,000,000

                                  Common Stock

         This prospectus is part of the registration statement we filed with the Securities and Exchange Commission using a "shelf" registration process. This means:

         o We may issue up to $60,000,000 of our common stock or common shares underlying warrants from time to time.
         o We will circulate a prospectus supplement each time we plan to issue our common stock.
         o The prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this prospectus.
         o You should read this prospectus and any prospectus supplement carefully before you invest.

         Our common stock is listed on the OTC Bulletin Board, under the symbol "VRGN". On March 3, 2000, the last reported sale price for our common stock was $2.50 per share.

         We have engaged Ladenburg Thalmann & Co., Inc. as our exclusive placement agent for this offering on a best efforts basis.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING AT PAGE 5.

                          ----------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is March ____, 2000.

                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----

About This Prospectus ................................................ 3

Where You Can Find More Information................................... 3

About Viragen ........................................................ 5

Risk Factors ......................................................... 6

Use of Proceeds.......................................................13

Dividend Policy.......................................................13

Plan of Distribution .................................................13

Legal Matters ........................................................14

Experts ..............................................................14

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this process, we may from time-to-time offer up to $60,000,000 in the aggregate of shares of common stock, $0.01 par value of Viragen. The price to be paid for the common shares will be determined at the time of sale. The common stock may be referred to as "securities" in this prospectus and registration statement.

         Each time we offer securities, we will provide a supplement to this prospectus detailing specific information about each proposed sale.

                       WHERE YOU CAN GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3. This prospectus is a part of the registration statement. It does not contain all of the information set forth in the registration statement. For further information about Viragen, Inc. and its common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, each of you should review the provisions of the exhibit, to which reference is made. You may obtain these exhibits from the Securities and Exchange Commission, as discussed below.

         We are required to file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these filings at the Securities and Exchange Commission public reference rooms in Washington, D.C.; New York, NY; and Chicago, IL. You may request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for copying costs. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of their public reference rooms. Copies of our filings are also available at the Securities and Exchange Commission web site at HTTP://WWW.SEC.GOV or through our web site at HTTP://WWW.VIRAGEN.COM.

         The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934:

         o Quarterly report on Form 10-Q, for the quarterly period ended December 31, 1999, filed February 14, 2000;

         o Quarterly report on Form 10-Q, for the quarterly period ended September 30, 1999, filed November 15, 1999.
         o Annual Report on Form 10-K/A for the fiscal year ended June 30, 1999, February 10, 2000;
         o Registration statement on Form S-1/A (File No. 333-93425), filed February 10, 2000;
         o Registration statement on Form S-1/A (File No. 333-75749), filed February 10, 2000; and
         o Current report on Form 8-K, dated November 24, 1999, filed December 9, 1999;


You may obtain a copy of these filings at no cost by writing, telephoning, faxing or visiting out website at the following address:

                                Dennis W. Healey
                                  Viragen, Inc.
                         865 S.W. 78th Avenue, Suite 100
                              Plantation, FL 33324
                          Telephone No.: (954) 233-8746
                          Facsimile No.: (954) 233-1414
                        Web Site: http://www.viragen.com.



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


                                  ABOUT VIRAGEN

         Viragen, Inc. is in the business of researching and developing products which help the human immune system resist viral infections. We were organized in 1980. Our primary product is a natural interferon product named Omniferon(TM), which we produce using human white blood cells. Natural interferon stimulates and controls the human immune system. In addition, interferon may stem the growth of various viruses including those involved with diseases like hepatitis, multiple sclerosis, cancer and HIV/AIDS.

          Neither the United States Food and Drug Administration nor the European Union regulatory authorities has approved our product. When we refer to "product" later in this prospectus, we do not intend to imply that our product has regulatory approvals that will allow it to be marketed currently. Viragen will seek Food and Drug Administration and European Union regulatory authority approval for various uses of its Omniferon product in the future. This approval requires several years of clinical trials and substantial additional funds. We are concentrating our efforts on obtaining the necessary regulatory approvals for our Omniferon product so that we may market our product. This will be initially in the European Union and eventually from the Food and Drug Administration for the United States.

         Our affiliate, Viragen (Scotland) Ltd., has entered into a license and manufacturing agreement with the Common Services Agency of Scotland, and the Scottish National Blood Transfusion Service. As a result of this agreement, the Scottish National Blood Transfusion Service will help in the manufacture of our natural interferon product for exclusive distribution in the European Union and on a non-exclusive basis worldwide. The Scottish National Blood Transfusion Service will receive royalties and special access to our Omniferon product. We have also entered into agreements with the American Red Cross, America's Blood Centers and the German Red Cross for supplies of white blood cells. These sources of white blood cells will enable us to manufacture Omniferon in sufficient quantities to conduct planned European Union and United States clinical trials. Subject to regulatory approvals, these sources will also provide sufficient quantities of white blood cells for commercial manufacturing in the future.

         Our executive offices are located at 865 SW 78th Avenue, Suite 100, Plantation, FL 33324. Our telephone number is (954) 233-8746; our facsimile number is (954) 233-1414.

                                  RISK FACTORS

         An investment in our common stock is very risky. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and consider the following risk factors.

WE HAVE A HISTORY OF LOSSES DUE TO LACK OF SALES AND REGULATORY APPROVALS. IF WE DO NOT RECEIVE NECESSARY REGULATORY APPROVALS AND DEVELOP PROFITABLE OPERATIONS, WE WILL NEED TO TERMINATE OUR OPERATIONS. AS A RESULT, INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

         Since the organization of Viragen, we have incurred operating losses. Losses have totaled:

         o  $5,372,099 for the six month period ended December 31, 1999,
         o  $10,650,832 for the fiscal year ended June 30, 1999,
         o  $7,856,136 for the fiscal year ended June 30, 1998, and
         o  $4,775,245 for the fiscal year ended June 30, 1997.

At December 31, 1999, we had a total deficit since organization of $55,897,150 and a working capital deficit of $2,786,876.

         We presently produce a single product known as Omniferon(TM), a natural human leukocyte derived alpha interferon. However, because the United States Food and Drug Administration and the European Union regulatory authorities have not yet approved our natural interferon product, we cannot sell this product. As a result, we have no current source of income from operations.

         We will not be able to reduce our losses or operate profitably, until we obtain the necessary approvals to sell natural interferon. While we currently have a 10% interest in a company that is developing a product for the treatment of rheumatoid arthritis, we expect sales of natural interferon to be our primary source of income. Investors must understand that our natural interferon product may never receive the necessary approvals from regulatory authorities. In addition, even if the product is approved, we may not be able to recover sufficient profit from the sale of natural interferon. If we do not obtain the required approvals or we do not profit from the sale of natural interferon or other products, Viragen most likely will terminate its operations. In that case, those who have invested in Viragen will likely lose their entire investment.

         As a result of these conditions, our independent certified public accountants included an explanatory paragraph in their report dated September 17, 1999. Their report indicated that these conditions raised substantial doubt about our ability to continue as a going concern. As of March 3, 2000, our financial condition has not improved.

VIRAGEN'S COMMON STOCK IS TRADED ON THE OTC BULLETIN BOARD. IF THE PENNY STOCK RULES BECOME APPLICABLE TO OUR STOCK, IT MAY BECOME MORE DIFFICULT TO SELL OUR STOCK.

         Our common stock is traded on the OTC Bulletin Board, which is a more limited market than the NASDAQ Stock Market and the national and regional stock exchanges. Stocks quoted in this market generally do not have the same following as stocks traded on the NASDAQ Stock Market or the national and regional exchanges. In general, local and national newspapers do not quote OTC Bulletin Board stocks in the stock market tables. In addition, our common stock could become subject to the penny stock rules under the Securities Exchange Act of 1934, if we do not maintain a minimum tangible net worth of at least $2 million. As of December 31, 1999, our tangible net worth totaled $3,236,067.

         The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, prior to a transaction in a penny stock. This document provides information about penny stocks and the risks in the penny stock market. The broker-dealers must also provide the customer the following:

         o  current bid and offer quotations for the penny stock,
         o the compensation of the broker-dealer and its salesperson in the transaction, and
         o monthly account statements showing the market value of each penny stock held in the customer's account.

         The broker dealers must give the quotations and compensation information to the customer, orally or in writing, prior to completing the transaction. They must give this information to the customer, in writing, before or with the customer's confirmation.

         In addition, the penny stock rules require that, prior to a transaction in a penny stock, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser. The broker and/or dealer must receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of purchases in our common stock and trading activity in the secondary market for Viragen's common stock. If our common stock becomes subject to the penny stock rules, it will be more difficult for you to sell the common stock. This may reduce the value of your investment.

COMPETITIVE CONDITIONS IN THE PHARMACEUTICAL INDUSTRY MAY FORCE US TO TERMINATE OPERATIONS.

         Competition for investment capital and market share in the immunological and pharmaceutical products industry is very strong. Our competitors, which include major pharmaceutical companies, have more experience in research, development and clinical testing of pharmaceutical and biomedical products. We do not have, as yet, an immunological product that can be marketed. Our competitors also have greater financial, marketing and human resources than Viragen. Some of our competitors, including Hoffman-La Roche, Inc., Shering-Plough Corporation, Biogen, Inc., Chiron Corp., and Baxter Laboratories, already have approvals for their synthetic interferons. They have been marketing their products, since 1986. These companies have received wide acceptance from the medical community and the patient population for their products. This will make it more difficult for us to introduce our product, if and when we receive the necessary regulatory approval. We only expect competition to increase in the future. In addition, technological advances made by our competitors may make synthetic products more effective, less costly and with less harmful side effects. Viragen may not be able to keep pace with technological advances by others, either because we do not have sufficient resources or because we cannot achieve greater improvements in our technology. If we are unable to compete with our larger, more experienced competitors, we may terminate operations.

         Competition for funding in the pharmaceutical industry is also intense. As explained above, we have no source of income, as yet. We may not have sufficient sources of income or investment capital for a significant period of time, if ever. We need additional funds to conduct clinical trials so we can receive regulatory approvals. We must obtain additional funding from outside sources to conduct these trials. If we are unable to locate funding or obtain funding on reasonable terms, we will most likely terminate operations. In that case, any investment in Viragen could be lost.

GOVERNMENT REGULATION MAY AFFECT VIRAGEN'S ABILITY TO DEVELOP AND DISTRIBUTE NATURAL INTERFERON.

         All pharmaceutical manufacturers are subject to state and federal rules and regulations. In particular, we must comply with the United States Food and Drug Administration guidelines governing production, testing and marketing. European Union regulatory authorities also impose similar regulations. These rules and regulations are constantly changing. These changes could extend the period of clinical trials, involve costly compliance measures and may restrict our ability to produce and distribute our natural interferon product based on the results of testing. It is possible that we may never receive these regulatory approvals for any specific illness or range of illnesses that we are attempting to treat with our natural interferon product.

IF PATIENTS HAVE PROBLEMS RECEIVING THIRD PARTY REIMBURSEMENTS OF OUR PRODUCT, IT WILL BE MORE DIFFICULT TO MARKET OUR PRODUCT. IN ADDITION, OUR MARKETING COSTS WOULD INCREASE.

         Our ability to successfully market our products depends in part on the receipt of reimbursements from government health administration authorities, private health coverage insurers and other organizations. The pricing of products similar to ours or the amount of reimbursement available to patients may affect our ability to market our product at a profit. Third party reimbursement limitations could restrict the patient population that will make use of our product. If we have difficulty in getting third party payors to allow reimbursement for our product, this could also require us to increase our marketing efforts. This will involve greater expenses.



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



OUR PROPRIETARY TECHNOLOGY AND ANY FUTURE PATENTS THAT WE RECEIVE MAY NOT PROVIDE SUFFICIENT PROTECTION TO US.

         We intend to rely, in part, on technology developed by Viragen's scientists for the efficient and safe production of natural interferon. We believe that this technology allows us to produce our natural interferon more efficiently and with less possible contaminants. Viragen recently filed two patent applications relating to our Omniferon production technology. If we are not successful in obtaining patents or demonstrating that our production process is proprietary under trade secret law, we will have limited protection against those who might copy our technology. In addition, we may be damaged if we are accused of misappropriating a competitor's proprietary technology, even if these claims are untrue. We cannot assure you that our patent applications will be approved. Even if granted, we cannot assure you that these patents or any future patent applications or our other proprietary rights will provide necessary protection to us.

TECHNOLOGY TRANSFERS BY VIRAGEN TO THIRD PARTIES MAY NOT RESULT IN REVENUE TO
US.

         One of our proposed marketing strategies is to license our manufacturing technology to third parties. They, in turn, will use our technology to produce natural human leukocyte alpha interferon outside the United States. We cannot guarantee that these third parties will be able to successfully market the product or that we will receive revenue from their efforts.

WE MAY BE EXPOSED TO PRODUCT LIABILITY CLAIMS, AND OUR PRODUCT LIABILITY INSURANCE MAY NOT BE SUFFICIENT TO COVER ALL CLAIMS OR CONTINUE TO BE AVAILABLE TO US.

         Persons, who claim to be injured from use of our natural interferon, may file claims for personal injuries or other damages against us. In order to protect Viragen against these claims, we maintain product liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in total. We cannot be sure that this insurance will be adequate to cover any liabilities that may result from the use of our natural interferon. Also, we may not be able to afford this form of insurance in the future.

OUR RELIANCE ON FOREIGN THIRD PARTY MANUFACTURER MAY DISRUPT OPERATIONS.

         Viragen (Scotland) Ltd., a wholly-owned subsidiary of Viragen (Europe) Ltd., our majority-owned subsidiary, entered into a manufacturing agreement with the Common Services Agency of Scotland for the production of Omniferon. Under this agreement, Viragen (Scotland) and the Common Services Agency will jointly manufacture Omniferon. Our decision to use an offshore manufacturer could expose us to risks involved with fluctuations in exchange rates of foreign currencies. In addition, relying on the Common Services Agency exposes us to all the risks of dealing with a foreign manufacturing source. These risks include:

         o  local governmental regulations,
         o  tariffs,
         o  import and export restrictions,


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


         o  transportation,
         o  taxes, and
         o  foreign health and safety regulations.

         Foreign manufacturing arrangements will limit our control. For instance, the Common Services Agency has limited our access to portions of their facility, when introducing stimulating agents during production. This may lead to the disruption of our operations. This could negatively affect our operations and your investment in us.

WE ARE DEPENDENT ON KEY EXECUTIVES AND THEIR LOSS WOULD BE DAMAGING TO VIRAGEN.

         Mr. Gerald Smith, our chairman of the board and president, Mr. Dennis
W. Healey, our executive vice president, treasurer and chief financial officer, and Dr. D. Magnus Nicolson, the managing director of Viragen (Scotland) Ltd., manage our day-to-day operations. We have employment agreements with Messrs. Smith, Healey and Nicolson which restrict competitive activities by them. However, the loss of their services would have a negative effect on our ability to conduct business. Our future success will greatly depend on our ability to attract and retain additional skilled personnel in various phases of our operations.

WE WILL REQUIRE ADDITIONAL FUNDING TO CONDUCT OPERATIONS. THE FUNDING MAY NOT BE AVAILABLE AND CAUSE US TO TERMINATE OUR OPERATIONS.

         Viragen will continue to require significant funding in the future to continue its operations. We estimate that we will require funding of approximately $30 million, over the next three years. These funds would be used to fund operations including clinical trials. We cannot assume that any additional financing will be available. If financing is not available, we may have to sell, suspend, or terminate our operations.

THE SALE OF OUR COMMON STOCK UNDER THIS SHELF REGISTRATION AND OTHER FINANCINGS MAY CAUSE SUBSTANTIAL DILUTION TO OUR STOCKHOLDERS.

         As described in the preceding risk factor, we will need additional funding to continue to conduct operations. In December 1999, we retained the investment banking firm of Ladenburg Thalmann & Co., Inc. to aid us in identifying and developing financing sources. They will serve as the exclusive placement agent for offerings under this shelf registration, and have agreed to assist us in raising up to $60,000,000 through equity transactions. In order to raise the amount of funding needed, we may have to issue millions of common shares.

         Also, during February 2000, Viragen issued short-term convertible notes to two investors. The notes totaled $2,000,000 in principal. Interest on one $1,000,000 note is payable at 8% and the second $1,000,000 note bears an interest rate of 9.5%. The notes are convertible into a total of 2,000,000 common shares, which are not currently registered.

         Future transactions with other investors could further depress the price of our stock because of additional stockholder dilution.

WE MAY HAVE VIOLATED SECTION 5 OF THE SECURITIES ACT OF 1933 AND MAY HAVE A CONTINGENT LIABILITY TO INVESTORS

         In March 1999, we issued 8% convertible promissory notes in the amount of $2,000,000 to two investors. In June 1999, we modified our agreements with these investors to lower the conversion price of their promissory notes. We did this in order to obtain a waiver from the investors for an interim financing. We did the interim financing in May 1999 when we received $1,375,000 from three other investors through the sale of our common stock. Since we had a pending registration statement at the time of the June 1999 modification and the May 1999 interim financing, the Securities and Exchange Commission informed us that we may have violated Section 5 of the Securities Act of 1933. If this is so, we may have a contingent liability to the 8% convertible promissory note investors and the three investors in the interim financing, since they may have the right to rescind their transactions.

OUR OPERATIONS MAY SUFFER FROM COMPUTER PROBLEMS RELATING TO THE YEAR 2000.

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the year 2000. Some older computer systems store dates with only a two-digit year with an assumed prefix of "19." Consequently, this limits those systems to dates between 1900 and 1999. If not corrected, many computer systems and applications could fail or create erroneous results by or at the year 2000.

         Because we rely heavily on computers to conduct our business, we are subject to all the risks associated with the year 2000 condition. We have assessed the scope of our risks related to problems these computer systems may have experienced upon the arrival of the year 2000. We believe that we have adequately addressed these risks. In addition, we have questioned our vendors and business partners about their progress in identifying and addressing problems related to the year 2000. However, we cannot assure you that all of these third party systems or that our computer systems are fully year 2000 compliant.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. For the foreseeable future, we will use earnings from operations, if any, to finance our growth, and we will not pay dividends to our common stockholders. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase in the market value of Viragen's common stock.

POSSIBLE SALES OF SECURITIES BY CURRENT STOCKHOLDERS AND DEPRESSIVE EFFECT ON MARKET VALUE OF OUR STOCK.

         As of March 3, 2000, we had 7,172,120 shares of common stock outstanding, which were "restricted securities," as defined by Rule 144 under the Securities Act of 1933. Also, as of that date, we had short-term convertible notes, convertible preferred stock, and common stock options and warrants outstanding, which if converted or exercised, would result in 12,732,578 additional shares of our common stock outstanding. Under Rule 144, a person who holds restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 and sales of common stock covered by registration statements filed by us, including shares covered by this prospectus, may reduce the market price of our common stock and will increase the number of our publicly-held securities.

WE COULD USE PREFERRED STOCK TO RESIST TAKEOVERS AND MAY ALSO CAUSE POTENTIAL ADDITIONAL DILUTION.

         Our Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, of which at March 3, 2000, 2,650 shares of series A preferred stock were issued and outstanding. Our Certificate of Incorporation gives our board of directors the authority to issue preferred stock without approval of our stockholders. We may issue additional shares of preferred stock to raise money to finance our operations. We may authorize the issuance of the preferred stock in one or more series. In addition, we may set the following terms:

         o  dividend and liquidation preferences,
         o  voting rights,
         o  conversion privileges,
         o  redemption terms, and
         o  other privileges and rights of the shares of each authorized series.

The issuance of large blocks of preferred stock could possibly have a dilutive effect to our existing stockholders. It can also negatively impact our existing stockholders' liquidation preferences. In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue our preferred stock to friendly third parties to preserve control by present management. This could occur if we become subject to a hostile takeover that could ultimately benefit Viragen and Viragen's stockholders.

                                 USE OF PROCEEDS

         Each time we sell our common stock, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from each offering.

         Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our common stock for general corporate purposes including the funding of clinical trials of our Omniferon product, capital expenditures and general working capital.

                                 DIVIDEND POLICY

         We have never paid any dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future because:

         o  we have experienced losses since inception,
         o  we have significant capital requirements in the future, and
         o we presently intend to retain future earnings, if any, to finance the expansion of our business.

Future dividend policy will depend on:

         o  our earnings, if any,
         o  capital requirements,
         o  expansion plans,
         o  financial condition, and
         o  other relevant factors.

                              PLAN OF DISTRIBUTION

         We have engaged Ladenburg Thalmann & Co., Inc. as our exclusive placement agent for this offering on a best efforts basis. Ladenburg Thalmann has agreed with us that it will seek to identify institutional investors who may wish to purchase our common stock from time to time on specific terms to be negotiated between us and such institutional investors. Ladenburg Thalmann is not committed to purchase any of our securities, regardless of whether Ladenburg Thalmann does or does not successfully identify others to purchase our securities. Also, Ladenburg Thalmann has advised us that they will not purchase any of our securities for their own account or for any discretionary accounts managed by them.

         We have agreed to pay Ladenburg Thalmann a placement fee equal to 5% of the gross proceeds to Viragen from each such sale. We have also agreed to issue Ladenburg Thalmann common stock purchase warrants at the closing of each placement equal in number to 7% of the gross proceeds from each such placement divided by the sale price per share to the public in such transaction. The exercise price of each such warrant shall be 110% of the offering price of the common stock in such particular placement.

         We have also given Ladenburg Thalmann a $35,000 non-accountable expense allowance and a right of first refusal for a period of one year from the conclusion of this offering (or until December 31, 2002 if this offering continues beyond December 31, 2001) to provide additional financing to us. We have also agreed to give Ladenburg customary underwriter's indemnification against liabilities under the Securities Act.

         Any variance from those underwriting terms will be disclosed in a prospectus supplement.

                                  LEGAL MATTERS

         Atlas, Pearlman, Trop & Borkson, P.A. will review the validity of the issuance of the shares of our common stock being offered. They are located at 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. Members of that firm or members of their family own a total of 37,000 shares of our common stock.

                                     EXPERTS

         Ernst & Young LLP, independent certified public accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended June 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                  Viragen, Inc.

                                   Prospectus

                                 March __, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth expenses payable in connection with the issuance and distribution of the common stock being registered, other than underwriting discounts and commissions.

Securities and Exchange Commission
   registration fee                                   $ 15,840
Legal fees and expenses                                 10,000
Accounting fees and expenses                             8,000
Blue sky fees and expenses                                 500
Printing expenses                                        1,200
Registrar and transfer agent's fee                       1,500
Miscellaneous                                            3,960
                                                    -----------
Total                                                 $ 41,000
                                                    ===========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending, or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses, including attorney's fees, and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of this suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which this action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorney's fees, actually and reasonably incurred by him or her.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Viragen pursuant to the foregoing provisions, Viragen has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by Viragen in the successful defense of any action, suit or proceeding, is asserted, Viragen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. Viragen will be governed by the final adjudication of this issue.

ITEM 16. EXHIBITS

     1. Underwriting agreement

         1.1 Placement Agent Agreement with Ladenburg Thalmann & Co. Inc. dated December 22, 1999.*

         1.2 Amendment to Placement Agent Agreement with Ladenburg Thalmann & Co. Inc. dated March 8, 2000.*

     2. Plan of acquisition, reorganization, arrangement, liquidation or succession

         2.1 Plan of Merger between Florida Immunological Institute, Inc. and Vira-Tech, Inc., dated September 30, 1986 (incorporated by reference to the Company's registration statement on Form S-2, dated October 24, 1986, as amended File No. 33-9714 ("1986 Form S-2"), Part II, Item 16, 2.1)

         2.2 Articles of Merger of Florida Immunological Institute into Vira-Tech, Inc., dated September 30, 1986 (incorporated by reference to 1986 Form S-2, Part II, Item 16, 2.2)

     4. Instruments defining the rights of security holders, including indentures

         4.1 Certificate of Designation for Series A Preferred Stock, as amended (incorporated by reference to 1986 Form S-2, Part II,
                  Item 16, 4.4)

         4.2 Specimen Certificate for Unit (Series A Preferred Stock and Class A Warrant) (incorporated by reference to 1986 Form S-2,
                  Part II, Item 15, 4.5)

         4.3 1995 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-8 filed June 9,
                  1995)

         4.4 1997 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-8 filed
                  April 17, 1998)

     5. Opinion of Atlas, Pearlman, Trop & Borkson, P.A. as to the validity of securities being registered.*

     23. Consents of experts and counsel.

         23.1     Consent of Independent Certified Public Accountants*
         23.2 Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included as part of Exhibit (5)).

*  Filed herewith

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Viragen has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Viragen in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Viragen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida on March 8, 2000.

                                  VIRAGEN, INC.

                                  BY: /s/   GERALD SMITH
                                     ------------------------------------
                                     Gerald Smith
                                     Chairman of the Board of Directors
                                     and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                                            TITLE                                 DATE
------------------------------------------    ----------------------------------------------------    --------------
/s/  Gerald Smith                             Chairman of the Board Of Directors, President, And      March 8, 2000
------------------------------------------    Principal Executive Officer
Gerald Smith


/s/ Robert H. Zeiger                          Vice Chairman of the Board                              March 8, 2000
------------------------------------------
Robert H. Zeiger



/s/ Carl N. Singer                            Director and Chairman of the Executive Committee        March 8, 2000
------------------------------------------
Carl N. Singer


/s/ Dennis W. Healey                          Executive Vice President, Treasurer, Principal          March 8, 2000
------------------------------------------    Financial Officer, Director and Secretary
Dennis W. Healey

/s/ Charles J. Simons                         Director                                                March 8, 2000
------------------------------------------
Charles J. Simons

/s/ Peter D. Fischbein                        Director                                                March 8, 2000
------------------------------------------
Peter D. Fischbein

/s/  Sidney Dworkin                           Director                                                March 8, 2000
------------------------------------------
Sidney Dworkin

/s/ Robert C. Salisbury                       Director                                                March 8, 2000
------------------------------------------
Robert C. Salisbury

/s/ Jose I. Ortega                            Controller and Principal Accounting Officer             March 8, 2000
------------------------------------------
Jose I. Ortega


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